Calculation of Filing Fee Tables
F-10
Nutrien Ltd.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares (no par value)	457(o)
		Equity	Preferred Shares (no par value)	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Share Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 5,000,000,000.00	0.0001381	$ 690,500.00
Fees Previously Paid
			Total Offering Amounts:				$ 5,000,000,000.00		$ 690,500.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 442,800.00
			Net Fee Due:						$ 247,700.00
Offering Note
[1]	There are being registered under the Registration Statement to which this exhibit pertains (this "Registration Statement") such indeterminate number of common shares, preferred shares, subscription receipts, share purchase contracts and units of Nutrien Ltd. (the "Registrant") and such indeterminate amount of unsecured debt securities of the Registrant consisting of debentures, notes or other unsecured evidence of indebtedness as shall have an aggregate initial offering price not to exceed $5,000,000,000 (or its equivalent in any other currency used to denominate the securities). Each subscription receipt will be issued under a subscription receipt agreement and will represent a right to exchange such subscription receipt into common shares, preferred shares, debt securities or share purchase contracts. Each unit will consist of one or more of the Registrant's common shares, preferred shares, subscription receipts, debt securities and/or share purchase contracts. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The Registrant previously paid $738,000 (Registrant transferred funds of $506,250 and used available offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-278180) filed on March 22, 2024 (the "2024 Registration Statement"), pertaining to the registration of $5,000,000 of securities of the Registrant, of which $442,800 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $690,500, taking into consideration the available offset of $442,800 from the 2024 Registration Statement, the Registrant has accordingly transmitted $247,700 otherwise due for this Registration Statement. See footnote (4) to Table 2 below for details regarding the relevant contemporaneous fee payment.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Nutrien Ltd.	F-10	333-278180	03/22/2024		$ 442,800.00	Unallocated (Universal) Shelf			$ 3,000,000,000.00
Fee Offset Sources		Nutrien Ltd.	F-10	333-278180		03/22/2024						$ 442,800.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated or completed any offerings that included the unsold securities under the 2024 Registration Statement.

Offset Note
[2]	The Registrant previously paid $738,000 in registration fees (Registrant transferred funds of $506,250 and used available offsets for the remainder of the fee) with respect to the 2024 Registration Statement, pertaining to the registration of $5,000,000 of securities of the Registrant, of which $442,800 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $690,500, taking into consideration the available offset of $442,800 from the 2024 Registration Statement, the Registrant has accordingly transmitted $247,700 otherwise due for this Registration Statement. The contemporaneous fee payment made with the 2024 Registration Statement was $506,250. An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $5,000,000,000 was registered pursuant to the 2024 Registration Statement. The Registrant has terminated or completed any offerings that included the unsold securities under the 2024 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date